EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Geographics, Inc.

We consent to the use, in Amendment No. 2 to Form SB-2 on Form S-1 dated December 17, 1996 of our report dated August 12, 1994 included therein relating to the consolidated statements of operations, stockholders' equity and cash flow of Geographics, Inc. and subsidiaries for the year ended March 31, 1994, and to the reference to our firm under the heading "Experts".

KPMG

Chartered Accountants

Vancouver, Canada

December 17, 1996